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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Psychiatric Solutions, Inc. for the registration of $220,000,000 of its 7 3/4% Senior Subordinated Notes due 2015 and to the incorporation by reference therein of our reports dated March 15, 2005, with respect to the consolidated financial statements of Psychiatric Solutions, Inc., Psychiatric Solutions, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

August 30, 2005
Nashville, Tennessee